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                                                                     EXHIBIT 5.1


                            [PERKINS COIE LETTERHEAD]

                               September 11, 1997



Amazon.com, Inc.
1516 Second Avenue, 4th Floor
Seattle, WA  98101

     RE: REGISTRATION ON FORM S-8 OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF AMAZON.COM, INC. (THE "COMPANY")

Ladies and Gentlemen:


         We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 9,534,648 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") that may be issuable under the Amazon.com, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan") and the Amazon.com, Inc. Amended and Restated 1994 Stock Option Plan (together with the 1997 Stock Option Plan, the "Plans"). The shares of Common Stock issuable under the Plans are hereinafter collectively referred to as the "Shares."


         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.


         Based upon and subject to the foregoing, we are of the opinion that, upon the due execution by the Company and the registration by its registrar of the Shares and the issuance and sale thereof by the Company in accordance with the terms of the Plans and the receipt of consideration therefor in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable.


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.




                                             Very truly yours,

                                             PERKINS COIE